Exhibit 4.8.36 - Electronic Catalogue (12) – Cold Storage - Specification of Cold Storage - Structural Plan for Bottom Bracket of Cold Storage

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# 昆山鸿纬制冷设备有限公司

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| 编号 | 客户 | 尺寸 | 材质 | 绘图 | 审核 | 签发 | 完工日期 |
|---|---|---|---|---|---|---|---|
| | | 见图示 | | 邹媛 | | | |